SCHEDULE 13D JOINT FILING AGREEMENT

The undersigned hereby agree as follows:

(i)	Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii)
Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date:  January 9, 2009

KLINE HAWKES PACIFIC ADVISORS, LLC

By:	/s/ Frank R. Kline
Name: Frank R. Kline
Title: Managing Member

KLINE HAWKES PACIFIC, L.P.

By:	/s/ Frank R. Kline
Name: Frank R. Kline
Title: Managing Partner

KLINE HAWKES PACIFIC FRIENDS FUND, LLC

By:	/s/ Frank R. Kline
Name: Frank R. Kline
Title: Managing Member

/s/ Frank R. Kline
Name: Frank R. Kline